FINANCIAL STATEMENTS WhatsApp Inc. Years Ended December 31, 2013 and 2012 With Report of Independent Auditors

WhatsApp Inc.
Financial Statements

Years Ended December 31, 2013 and 2012

Report of Independent Auditors
The Board of Directors and Stockholders
WhatsApp Inc.
We have audited the accompanying financial statements of WhatsApp Inc. (the Company), which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of operations, changes in redeemable convertible preferred stock and stockholders’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WhatsApp Inc. at December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.
/s/ Ernst & Young LLP

June 6, 2014

WhatsApp Inc.
Balance Sheets
(In Thousands, Except for Number of Shares and Par Value)

	December 31,
	2013	2012
Assets
Current assets:
Cash	$45,542	$6,558
Accounts receivable	2	2,161
Prepaid expenses and other current assets	2,866	933
Total current assets	48,410	9,652

Restricted cash	1,800	–
Property and equipment, net	281	186
Other assets	295	1,112
Total assets	$50,786	$10,950

Liabilities, redeemable convertible preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable	$3,983	$1,125
Accrued liabilities and other current liabilities	5,810	445
Early exercise liabilities, current portion	548	33
Deferred revenue, current portion	16,247	5,119
Total current liabilities	26,588	6,722

Early exercise liabilities, non-current portion	332	43
Deferred revenue, non-current portion	33,129	24,243
Total liabilities	60,049	31,008

Commitments and contingencies

Redeemable convertible preferred stock:
Redeemable convertible preferred stock, par value of $0.000001 per share; 100,644,440 and 42,222,220 shares authorized as of December 31, 2013 and 2012, respectively; and 49,885,055 and 42,222,220 shares issued and outstanding with aggregate liquidation preference of $58,250 and $8,250 as of December 31, 2013 and 2012, respectively	420,281	8,250
Stockholders’ deficit:
Common stock, par value of $0.000001 per share; 300,000,000 Class A and 300,000,000 Class B shares authorized as of December 31, 2013 and 250,000,000 Class A and no Class B legally shares authorized as of December 31, 2012; 169,396,000 Class A and 250,000 Class B issued and outstanding, including 8,436,347 outstanding shares subject to repurchase as of December 31, 2013 and 159,034,940 Class A and no Class B legally issued and outstanding, including 4,590,062 outstanding shares subject to repurchases as of December 31, 2012	–	–
Additional paid-in capital	–	43,486
Accumulated deficit	(429,544)	(71,794)
Total stockholders’ deficit	(429,544)	(28,308)
Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$50,786	$10,950
See accompanying notes.

WhatsApp Inc.
Statements of Operations
(In Thousands)

	Year Ended December 31,
	2013	2012

Revenue	$10,210	$3,821

Costs and expenses:
Cost of revenue	52,867	18,858
Research and development	76,911	34,487
General and administrative	18,870	6,035
Sales and marketing	30	17
Total costs and expenses	148,678	59,397
Loss from operations	(138,468)	(55,576)

Other income (expense), net	(264)	8

Loss before benefit from income taxes	(138,732)	(55,568)
Benefit from income taxes	586	899
Net loss	$(138,146)	$(54,669)
See accompanying notes.

WhatsApp Inc.
Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit
(In Thousands, Except for Number of Shares)

	Redeemable Convertible Preferred Stock		Common Stock (Class A and B)		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance as of December 31, 2011	42,222,220	$8,250	146,250,000	$—	$5,198	$(17,125)	$(11,927)
Issuance of common stock upon exercise of stock options	–	–	12,784,940	–	23	–	23
Vesting of early exercise of stock options	–	–	–	–	6	–	6
Share-based compensation to nonemployees	–	–	–	–	23,148	–	23,148
Share-based compensation to employees	–	–	–	–	15,111	–	15,111
Net loss	–	–	–	–	–	(54,669)	(54,669)
Balance as of December 31, 2012	42,222,220	8,250	159,034,940	–	43,486	(71,794)	(28,308)
Issuance of Series B redeemable convertible preferred stock for cash, net of issuance costs of $198	7,662,835	49,802	–	–	–	–	–
Deemed dividend to Series B redeemable convertible preferred stockholders	–	362,229	–	–	(142,625)	(219,604)	(362,229)
Issuance of common stock upon exercise stock options, net of repurchases	–	–	10,611,060	–	301	–	301
Vesting of early exercise of stock options	–	–	–	–	33	–	33
Share-based compensation to nonemployees	–	–	–	–	21,533	–	21,533
Share-based compensation to employees	–	–	–	–	77,272	–	77,272
Net loss	–	–	–	–	–	(138,146)	(138,146)
Balance as of December 31, 2013	49,885,055	$420,281	169,646,000	$—	$—	$(429,544)	$(429,544)
See accompanying notes.

WhatsApp Inc.
Statements of Cash Flows
(In Thousands)

	Year Ended December 31,
	2013	2012
Cash flows from operating activities
Net loss	$(138,146)	$(54,669)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	71	61
Share-based compensation expense	98,805	38,259
Changes in operating assets and liabilities:
Accounts receivable	2,159	(819)
Prepaid expenses and other current assets	(1,884)	(166)
Other assets	817	(985)
Accounts payable	2,858	712
Accrued liabilities and other current liabilities	5,366	92
Deferred revenue	20,014	14,016
Net cash used in operating activities	(9,940)	(3,499)

Cash flows from investing activities
Changes to restricted cash	(1,800)	—
Purchase of property and equipment	(166)	(119)
Net cash used in investing activities	(1,966)	(119)

Cash flows from financing activities
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	49,802	—
Proceeds from exercise of stock options, net of repurchases	1,088	82
Net cash provided by financing activities	50,890	82

Net increase (decrease) in cash	38,984	(3,536)
Cash, beginning of period	6,558	10,094
Cash, end of period	$45,542	$6,558

Supplemental disclosure of cash flow information
Cash paid for income taxes	$(250)	$(10)
Cash received from income taxes refund	$—	$679
Cash paid for interest	$(3)	$(8)
See accompanying notes.

WhatsApp Inc.
Notes to Financial Statements
December 31, 2013
1. Description of Business and Basis of Presentation
Description of Business
WhatsApp Inc. (the Company) was founded and incorporated in California in February 2009 and reincorporated in the State of Delaware in July 2013.
The Company provides a cross-platform communication application, which allows users globally to exchange unlimited text and multimedia (audio, video, and photo) messages without having to pay for short messaging service (SMS) fees. Users can communicate through one-to-one messages, create groups, or broadcast lists. Currently, WhatsApp supports iPhone, BlackBerry (and BB10), Android, Windows, Nokia S40, and Symbian platforms. Users can send messages via WhatsApp application using existing mobile data connections or Wi-Fi. The Company is headquartered in Mountain View, California.
Basis of Presentation
The accompanying financial statements are prepared in accordance with U.S. generally accepted accounting principles (GAAP). The Company operates only one legal entity.
2. Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make judgments, assumptions, and estimates that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates form the basis for judgments management makes about the carrying values of its assets and liabilities, which are not readily apparent from other sources. Management bases the estimates and judgments on historical information and on various other assumptions that they believe are reasonable under the circumstances. GAAP requires them to make estimates and judgments in several areas including, but not limited to, those related to the determination of the estimated user relationship period, fair value of share-based compensation including the fair value of common stock, income taxes, and loss contingencies. These estimates are based on management’s knowledge about current events and expectations about actions they may undertake in the future. Actual results could differ materially from those estimates.

2. Summary of Significant Accounting Policies (continued)
Concentrations
No user represented 10% or more of total revenue during the years ended December 31, 2013 and 2012.
Apple iTunes, GooglePlay, and PayPal are the primary payment processors for the Company’s messaging service. The accounts receivable balance as of December 31, 2013 and 2012 is concentrated with one payment processor.
Foreign Currency Transactions
The Company’s functional currency is U.S. dollar. Foreign currency transactions are translated into U.S. dollar using the exchange rates prevailing at the dates of the transactions. Additionally, foreign currency denominated transactions are initially recorded and re-measured at the end of each period using the applicable exchange rate in effect. Foreign currency re-measurement gains and losses are recognized in other income (expense), net, in the statement of operations for the year ended December 31, 2013. There were no foreign currency denominated transactions for the year ended December 31, 2012.
Fair Value
The carrying value of the Company’s financial instruments, including cash, accounts receivable, restricted cash, and accounts payable, approximates fair values due to their short maturities.
Cash
Cash consist principally of cash accounts and money market accounts.
Accounts Receivable
Accounts receivable represent transactions processed by the payment processors for which remittance is due to the Company. Allowances for doubtful accounts are recorded where collectability is uncertain. The Company evaluates the adequacy of these allowances by considering a number of applicable factors, including payment processor’s financial condition, historical collection experience, receivable aging, and current economic conditions. As of December 31, 2013 and 2012, the Company did not record any allowances for doubtful accounts.

2. Summary of Significant Accounting Policies (continued)
Restricted Cash
Restricted cash consists of a certificate of deposit used as collateral for a facility operating lease agreement. The Company measures its certificate of deposit at fair value using inputs that are observable in the marketplace. The carrying value of the certificate of deposit approximates fair value.
Impairment of Long-Lived Assets
The Company evaluates events and changes in circumstances that could indicate carrying amounts of long-lived assets, including property and equipment, may not be recoverable. When such events or changes in circumstances occur, the Company assesses the recoverability of long‑lived assets by determining whether or not the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future undiscounted cash flows is less than the carrying amount of an asset, the Company records an impairment charge for the amount by which the carrying amount of the assets exceeds the fair value of the asset. Through December 31, 2013, the Company has not recorded any impairment charges.
Revenue Recognition
The Company provides messaging services through the WhatsApp Messenger application. The users pay a subscription fee for the messaging service that the Company offers in certain countries.
The Company derives revenue from two sources: (1) term subscription revenue, which is comprised of subscription fees from users utilizing the WhatsApp messaging service through their mobile devices over a subscription period of one year, three years, or five years; and (2) perpetual subscription revenue from users utilizing the WhatsApp messaging service on mobile devices that have perpetual subscription periods.

2. Summary of Significant Accounting Policies (continued)
The Company recognizes revenue when all of the following conditions are met:

•	There is persuasive evidence of an arrangement;

•	The service has been provided to the customer;

•	The collection of the fees is reasonably assured; and

•	The amount of fees to be paid by the customer is fixed or determinable
Term Subscription Fee Revenue Recognition: Under Term Subscription Fee, the first year of service is free of charge. Thereafter, users are required to pay annual subscription fees to continue to utilize the messaging service. Term based subscription arrangements are noncancelable and the associated revenue is initially deferred and recognized ratably over the subscription period.
Perpetual Subscription Fee Revenue Recognition: The Company sold perpetual subscription rights to certain users, who paid a one-time user fee prior to mid-July 2013. The perpetual subscription fee revenue is initially deferred and recognized ratably over the estimated user relationship period of seven years.
Revenue has been recorded at the gross value of the subscription fee paid by the user. The Company is the primary obligor in the arrangement with its users, retains credit risk, and is solely responsible for delivering the messaging services.
Deferred Revenue
Deferred revenue consists of subscription fee revenue received in advance of revenue recognition. Revenue that the Company expects to recognize during the 12 months following the balance sheet date are presented in deferred revenue, current portion in the balance sheets.

2. Summary of Significant Accounting Policies (continued)
The following table summarizes the deferred revenue balance (in thousands):

	December 31,
	2013	2012
Deferred revenue, current portion	$16,247	$5,119
Deferred revenue, non-current portion	33,129	24,243
Total deferred revenue	$49,376	$29,362

Cost of Revenue
Cost of revenue consists primarily of expenses associated with the delivery and distribution of the Company’s messaging services to users and includes payment processing fees, infrastructure costs, SMS verification fees and employee compensation, benefits, and share-based compensation for certain personnel on the Company’s operations team.
Research and Development
Research and development expenses consist primarily of salaries, benefits, and share-based compensation for employees on the Company’s engineering and technical teams who are responsible for the design, development, and testing of the features for the WhatsApp Messenger application as well as improving existing feature and service offerings. The Company expenses all of its research and development costs as they are incurred.
Internal-Use Software Costs
The Company capitalizes costs to develop software for internal use incurred during the application development stage. Costs related to preliminary project activities and post implementation activities are expensed as incurred. Once an application has reached the development stage, management has authorized and committed to the funding of the software project, it is probable the project will be completed and the software will be used to perform the function intended, internal and external costs, if direct and incremental, are capitalized until the application is substantially complete and ready for its intended use. There were no material qualifying costs incurred during the application development stage in any of the periods presented.

2. Summary of Significant Accounting Policies (continued)
Share-Based Compensation
The Company accounts for share-based employee compensation plans under the fair value recognition and measurement provisions of GAAP. Those provisions require all share-based payments to employees, including grants of stock options, to be measured based on the grant-date fair value of the awards, with the resulting expense generally recognized in its statements of operations over the period during which the employee is required to perform service in exchange for the award.
The Company determines the fair value of its stock options on the date of grant utilizing the Black-Scholes-Merton option-pricing model, and is impacted by the fair value of its common stock, as well as assumptions regarding a number of highly complex and subjective variables. These variables include the expected term of the awards, expected common stock price volatility over the expected term of the option awards, risk-free interest rates, and expected dividend yield.
The Company recognizes compensation expense for stock option grants on a straight-line basis over the period during which an employee is required to provide services in exchange for the option award (requisite service period). Share-based compensation expense recognized at fair value includes the impact of estimated forfeitures. The Company estimates future forfeitures at the date of grant and revises the estimates, if necessary, in subsequent periods if actual forfeitures differ from those estimates.
Options granted to nonemployees generally vest over a requisite service period between two and four years. Fair value for stock options issued to nonemployees is remeasured periodically over the vesting period.
Income Taxes
The Company recognizes income taxes under the asset and liability method. The Company recognizes deferred income tax assets and liabilities for the expected future consequences of temporary differences between the financial reporting and tax bases of assets and liabilities. These differences are measured using the enacted statutory tax rates that are expected to apply to taxable income for the years in which differences are expected to reverse. The Company recognizes the effect on deferred income taxes of a change in tax rates in income in the period that includes the enactment date.

2. Summary of Significant Accounting Policies (continued)
The Company records a valuation allowance to reduce its deferred tax assets to the net amount that the Company believes is more likely than not to be realized. The Company considers all available evidence, both positive and negative, including historical levels of income, expectations and risks associated with estimates of future taxable income and ongoing tax planning strategies in assessing the need for a valuation allowance. Realization of deferred tax assets is dependent upon the generation of future taxable income, if any, the timing and amount of which are uncertain. Due to the history of losses the Company has generated in the past, the Company believes that it is not more likely than not that the deferred tax assets will be realized as of December 31, 2013. Accordingly, the Company has recorded a full valuation allowance on its net deferred tax assets.
The Company recognizes tax benefits from uncertain tax positions only if they believe that it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The Company makes adjustments to these reserves when facts and circumstances change, such as the closing of a tax audit or the refinement of an estimate. The provision for income taxes includes the effects of any reserves that are considered appropriate, as well as the related net interest and penalties.
Comprehensive Loss
For the years ended December 31, 2013 and 2012, comprehensive loss was equal to net loss. Therefore, a separate statement of comprehensive loss has not been included in the accompanying financial statements.

2. Summary of Significant Accounting Policies (continued)
Balance Sheet Components
Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consisted of the following (in thousands):

	December 31,
	2013	2012
Prepaid rent	$473	$465
Income tax receivable	1,808	–
Employee advances	193	110
Deposits	105	–
Prepaid expenses	287	358
Total prepaid expenses and other current assets	$2,866	$933

Other Assets
Other assets consisted of the following (in thousands):

	December 31,
	2013	2012
Deposits	$287	$132
Income tax receivable	–	972
Other	8	8
Total other assets	$295	$1,112

3. Commitments and Contingencies
The Company leases office space under noncancelable operating leases with various expiration dates through 2020. Certain of the operating lease agreements contain rent holidays, rent escalation, and tenant improvement allowance provisions. Rent holidays, rent escalation provisions, and tenant improvement allowances are considered in determining the straight-line rent expense to be recorded over the lease term. The lease term begins on the date of initial possession of the leased property for purposes of recognizing lease expense on a straight-line basis over the term of the lease. The Company does not assume renewals in its determination of the lease term unless the renewals are deemed to be reasonably assured at lease inception. The Company leases its corporate office and certain corporate provided apartments under various noncancelable operating leases with various expiration dates through 2022. Rent expense totaled $754,000 and $510,000 for the years ended December 31, 2013 and 2012, respectively, for the noncancelable operating facility leases. The Company’s headquarters lease expires in the year ending December 31, 2014. The Company’s future minimum commitments under this operating lease as of December 31, 2013 were $482,000, which are due in the year ending December 31, 2014.
In July 2013, the Company entered into a new office facility lease agreement. The 120-month lease commences on or around June 1, 2014, and provides 24,278 square feet of space in Mountain View, California. Total rent, including operating expenses, payable over the lease period is $22,886,000. As a condition of the lease agreement, the Company maintains a security deposit of $2,000,000, of which $1,800,000 is classified as restricted cash and the remaining $200,000 is classified as other assets on the balance sheet.
The following is a schedule, by years, for the future minimum rent payments required under noncancelable operating lease as of December 31, 2013 (in thousands):

Years ending December 31:
2014	$1,647
2015	2,031
2016	2,092
2017	2,155
2018	2,220
Thereafter	13,223
$23,368

3. Commitments and Contingencies (continued)
Contingencies
The Company accrues estimates for resolution of legal and other contingencies when losses are probable and estimable. From time to time, the Company may become a party to litigation and subject to claims incident to the ordinary course of business, including intellectual property claims, labor and employment claims, and threatened claims, breach of contract claims, tax, and other matters. As of December 31, 2013 and 2012, there was not at least a reasonable possibility that the Company had incurred a material loss. The Company is not currently aware of any litigation matters or loss contingencies that would be expected to have a material adverse effect on the Company’s business, financial position, results of operations, or cash flows.
Indemnification
The Company enters into standard indemnification agreements with certain third parties in the ordinary course of business. Pursuant to these arrangements, the Company indemnifies these parties for losses suffered or incurred in connection with certain intellectual property claims with respect to the Company’s technology. The term of these indemnification agreements is generally perpetual after the execution of the agreement. The maximum potential amount of future payments the Company could be required to make under these agreements is not determinable because it involves claims that may be made against the Company in the future, but have not yet been made. The Company has not incurred costs to defend lawsuits or settle claims related to these indemnification agreements. The Company has entered into indemnification agreements with its directors and officers that may require the Company to indemnify its directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct of the individual.
No amounts associated with such indemnifications have been recorded to date.

4. Stockholders’ Deficit
Reincorporation
On July 16, 2013, the Company reincorporated from California to Delaware. As part of the reincorporation process (i) each share of WhatsApp California Common Stock issued and outstanding immediately prior thereto was converted into twenty (20) fully paid and nonassessable shares of WhatsApp Class B common stock, (ii) each share of WhatsApp California Series A Redeemable Convertible Preferred Stock outstanding immediately prior thereto was automatically changed and converted into twenty (20) fully paid and nonassessable, issued and outstanding shares of WhatsApp Delaware Series A Redeemable Convertible Preferred Stock, and (iii) each share of WhatsApp California Series AA Redeemable Convertible Preferred Stock outstanding immediately prior thereto was automatically changed and converted into twenty (20) fully paid and nonassessable, issued and outstanding shares of WhatsApp Delaware Series AA Redeemable Convertible Preferred Stock.
Additionally, all outstanding and unexercised portions of all options to purchase WhatsApp California Common Stock under WhatsApp California’s Amended and Restated 2009 Equity Incentive Plan (the 2009 Stock Plan), were assumed by WhatsApp Delaware and each such outstanding option to purchase one share of WhatsApp California Common Stock was automatically converted by virtue of the reincorporation into an option to purchase twenty (20) shares of WhatsApp Class A or B common stock.
All share amounts in these financial statements have been adjusted to reflect the 20-for-1 stock split adjustment that took place in July 2013 as part of the reincorporation into Delaware from California.
Common Stock
As part of the reincorporation into Delaware in July 2013, the Company is authorized to issue up to 300,000,000 shares of Class A common stock with a par value of $0.000001 per share and 300,000,000 shares of Class B common stock with a par value of $0.000001 per share. The holder of each share of Class A common stock is entitled to one vote and the holder of each share of Class B common stock is entitled to ten (10) votes. The common stockholders voting as a class are entitled to elect one member to the Company’s Board of Directors. Common stockholders are entitled to dividends when and if declared by the Board of Directors subject to the prior rights of the preferred stockholders. As of December 31, 2013, no dividends have been declared.

5. Redeemable Convertible Preferred Stock
As December 31, 2013, outstanding redeemable convertible preferred stock was comprised of the following (in thousands, except for number of shares and per share amounts):

	Shares Authorized	Shares Issued and Outstanding	Net Proceeds	Liquidation Value per Share	Liquidation Value
Series A	40,000,000	20,000,000	$248	$0.0125	$250
Series AA	44,444,440	22,222,220	7,964	$0.3600	8,000
Series B	16,200,000	7,662,835	49,802	$6.5250	50,000
	100,644,440	49,885,055	$58,014		$58,250

In July 2013, the Company raised approximately $49,802,000, net of issuance costs, through the issuance of 7,662,835 shares of Series B redeemable convertible preferred stock at a price of $6.525 per share. The Series B redeemable convertible preferred stock is convertible into Class B common stock at a 1-for-1 conversion rate. The effective conversion price assigned to the Series B redeemable convertible preferred stock was lower than the deemed fair value of the Company’s Class A common stock on the issuance date; therefore, the Company recorded a deemed dividend of $362,229,000 at the date of issue, of which $142,625,000 reduced additional paid-in capital and $219,604,000 was recorded to accumulated deficit.
The rights, preferences and privileges of the redeemable convertible preferred stock as of December 31, 2013 are as follows:
Conversion
The holders of Series A, AA and B redeemable convertible preferred stock have the option, at any time, to convert their shares into Class B common stock at the applicable conversion rate, which is obtained by dividing the original issue price of the redeemable convertible preferred stock by the redeemable convertible preferred stock conversion price, subject to adjustments for any future splits or subdivision of the common stock, dividends paid to common stock holders, or exchange of common stock to other series of stock. The holders of Series A-1, AA-1, and B-1 redeemable convertible preferred stock have the option, at any time, to convert their shares into Class A common stock at the applicable conversion rate, which is obtained by dividing the original issue price of the redeemable convertible preferred stock by the redeemable convertible preferred stock conversion price, subject to adjustments for any future splits or subdivision of the common stock, dividends paid to common stock holders, or exchange of common stock to other

5. Redeemable Convertible Preferred Stock (continued)
series of stock. No Series A-1, AA-1, and B-1 redeemable convertible preferred shares have been issued to date. The initial, and current, conversion price per share for the any of the redeemable convertible preferred stock is the original issue price of each of the series of convertible preferred, therefore, each series of redeemable convertible preferred stock is currently convertible into common stock on a 1-for-1 basis.
The redeemable convertible preferred stock will be automatically converted into common stock, at the then applicable conversion rate, and such shares may not be reissued upon (i) the closing of the sale of shares of common stock to the public of at least $20,000,000 or (ii) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least fifty percent (50%) of the then-outstanding shares of redeemable convertible preferred stock.
Voting
The holder of each share of Series A, AA, and B redeemable convertible preferred stock shall have the same voting rights as the holders of Class B common stock. Together with the holders of Class A common stock and Class B common stock, the holder is entitled to notice of any stockholders’ meeting in accordance with the Company’s bylaws. Each holder of Class B common stock is entitled to ten votes for each share of Class B common stock held; and each holder of Series A, AA, and B redeemable convertible preferred stock is entitled to ten votes for each share of Class B common stock into which such redeemable convertible preferred stock could be converted. The holder of Series A, AA, and B redeemable convertible preferred stock will vote together as a single class on all matters with holders of Class B common stock.
Liquidation
In the event of any liquidation, dissolution or winding up of the Company, the holders of the redeemable convertible preferred stock are entitled to receive, prior and in preference to any distribution of the assets of the Company to the holders of common stock, on a pari passu basis, a per share amount equal to 100% of the original issue price for each such series of redeemable convertible preferred stock, plus an amount equal to all declared but unpaid dividends thereon. After the full preference amount on all outstanding shares of redeemable convertible preferred stock has been paid, any remaining funds and assets of the Company legally available for distribution to stockholders will be distributed on a pro rata basis among the holders of the common stock; provided, however, that if the aggregate amount the holders of Series B redeemable convertible preferred stock and Series B-1 redeemable convertible preferred stock

5. Redeemable Convertible Preferred Stock (continued)
are entitled to receive shall exceed three (3) times the original issue price with respect to each share of Series B redeemable convertible preferred stock and Series B-1 redeemable convertible preferred stock, each holder of Series B redeemable convertible preferred stock and Series B-1 redeemable convertible preferred stock shall only be entitled to receive upon such liquidation, dissolution, winding up or a deemed liquidation event. The redeemable convertible preferred stock is deemed to have converted into common stock if, as a result of conversion, the preferred stockholders would receive an amount greater than their preferential amounts.
A merger or reorganization of the Company in which its stockholders do not retain at least fifty percent (50%) of the voting power in the surviving corporation, or a sale, lease, transfer, exclusive license, or other disposition of all or substantially all of the Company’s assets, will be deemed to be a liquidation, dissolution, or winding up of the Company. A deemed liquidation event needs to be approved by at least fifty percent (50%) of the then-outstanding convertible preferred stock.
Dividends
The holders of all outstanding shares of Series A, AA, and B redeemable convertible preferred stock are entitled to receive dividends at the rate of 8.0% per annum based on the original issue price (as adjusted for any stock splits, stock dividends, combinations, reorganizations, and the like with respect to such shares). Such dividends are payable when and if declared by the Board of Directors and are noncumulative. Dividends on the redeemable convertible preferred stock are payable in preference to and prior to any payment of any dividend on common stock. No dividends have been declared by the Board of Directors as of December 31, 2013.
Redemption
Anytime on or after July 16, 2018, if the Company receives a written request from the holders of not less than a majority of the then-outstanding shares of Series AA, AA-1, B, and B-1 redeemable convertible preferred stock (voting together as a single class and on an as-converted basis) that all of the then-outstanding shares of redeemable convertible preferred stock be redeemed, the outstanding shares of redeemable convertible preferred stock shall be redeemed by the Company out of funds lawfully available at a price equal to the original issue price per share of the redeemable convertible preferred stock (as adjusted for stock splits, stock dividends, combinations, subdivision, and the like), plus all declared but unpaid dividends, in three (3) annual installments commencing not more than 60 days after receipt by the Company of such written request.

6. 2009 Equity Incentive Plan
Stock Option Plan
In November 2009, the Board of Directors adopted and approved the 2009 Stock Plan, as amended, which provides for the issuance of incentive and nonstatutory options to qualified employees, directors, and consultants of the Company. Options issued under the 2009 Stock Plan are generally for periods not to exceed 10 years. Under the 2009 Stock Plan, incentive stock options are granted at an exercise price that is not to be less than 100% of the fair market value of the Company’s common stock on the date of grant, as determined by the Company’s Board of Directors. Nonstatutory stock options are granted at a price that is not to be less than 85% of the fair market value of the common stock on the date of grant, as determined by the Board of Directors. Options generally vest over four years, with 25% vesting after one year and the balance vesting monthly over the remaining period.
Early Exercises of Stock Options
Stock options granted under the 2009 Stock Plan provide employee option holders, if approved by the Board, the right to exercise unvested options in exchange for restricted common stock, which is subject to the Company’s right to repurchase any unvested common stock upon the termination of employment at the original exercise price. Early exercises of options are not deemed to be substantive exercises for accounting purposes and accordingly, amounts received for early exercises are recorded as a liability. Amounts so recorded are transferred into additional paid-in capital as the shares vest. As of December 31, 2013 and 2012, the Company recorded an early exercised liability related to these shares subject to repurchase in the amount of approximately $880,000 and $76,000, respectively, within both current and long-term liabilities in its balance sheets. As of December 31, 2013 and 2012, there were 8,436,347 and 4,590,062 shares, respectively, subject to repurchase related to stock options early exercised and unvested.

6. 2009 Equity Incentive Plan (continued)
The following summary of stock option activity for the periods presented is as follows:

	Number of Shares Available for Grant	Number of Shares Underlying Outstanding Options	Weighted- Average Exercise Price Per Share	Weighted- Average Remaining Contractual Life	Aggregate Intrinsic Value
				(in Years)	(In Thousands)
Balance as of December 31, 2012	9,430,000	16,925,122	$0.04	8.24	$659,870
Options granted	(6,275,000)	6,275,000	0.56	–	–
Options exercised(1)	–	(7,839,775)	0.04	–	–
Repurchased shares	1,075,000	–	–	–	–
Options cancelled/ forfeited	1,500,000	(1,500,000)	0.0025	–	–
Balance as of December 31, 2013	5,730,000	13,860,347	$0.28	8.38	$914,179
Vested and expected to vest as of December 31, 2013		13,860,347	$0.28	8.38	$914,179
Exercisable as of December 31, 2013		1,927,333	$0.01	6.26	$127,667

(1)	Includes stock options vested during the period that were early exercised.

The intrinsic values of outstanding, vested and exercisable options were determined by multiplying the number of shares by the difference in exercise price of the options and the deemed fair value of the common stock on the reporting date.
The total intrinsic values of options exercised, including options early exercised, during the years ended December 31, 2013 and 2012 of $549,795,000 and $191,226,000, respectively, were determined by multiplying the number of shares by the difference in exercise price of the options and the fair value of the common stock as of the exercise date.

6. 2009 Equity Incentive Plan (continued)
Stock Options Granted to Employees
The Company estimated the fair value of stock options using the Black-Scholes option-pricing model. The fair value of the employee stock options granted in the years ended December 31, 2013 and 2012, were estimated using the following weighted-average assumptions:

	Year Ended December 31,
	2013	2012
Expected term (in years)	6.0	6.0
Expected volatility	36.9%	37.1%
Risk-free interest rate	1.3%	0.9%
Expected dividend rate	0.0%	0.0%

Fair Value of Common Stock. Given the absence of a public-trading market, the Company considered numerous objective and subjective factors to determine the fair value of the Company’s common stock at each grant date. These factors included, but were not limited to, (i) contemporaneous valuations of common stock performed by unrelated third-party specialists; (ii) the prices for the Company’s preferred stock sold to outside investors; (iii) the rights, preferences, and privileges of the Company’s preferred stock relative to the Company’s common stock; (iv) the lack of marketability of the Company’s common stock; (v) material developments in the business; and (vi) the likelihood of achieving a liquidity event, including a merger or acquisition of the Company given prevailing market conditions.
Expected Term. The expected term is derived from the relative weighted-average vesting term of the options granted, Company’s historical data on employee exercises and post-vesting employment termination behavior taking into account the contractual life of the award.
Expected Volatility. Since the Company was a private entity with no historical data regarding the volatility of its common stock, the expected volatility used is based on volatility of a group of similar entities. In evaluating similarity, the Company considered factors such as industry, stage of life cycle, and size.
Risk-Free Interest Rate. The risk-free interest rate is based on U.S. Treasury zero-coupon issues with remaining terms similar to the expected term of the options.

6. 2009 Equity Incentive Plan (continued)
Expected Dividend Rate. The Company has never paid any dividends and does not plan to pay dividends in the foreseeable future and, therefore, used an expected dividend rate of zero in the valuation model.
Forfeitures. The Company estimates forfeitures at the time of grant, and revises those estimates in subsequent periods if actual forfeitures differ from those estimates. The Company uses historical data to estimate pre-vesting option forfeitures and record share-based compensation expense only for those awards that are expected to vest. To the extent actual forfeitures differ from the estimates, the difference will be recorded as a cumulative adjustment in the period that the estimates are revised.
The weighted-average fair value of employee options granted during 2013 and 2012 was $52.54 and $33.96 per share, respectively.
Stock Options Granted to Nonemployees
Share-based compensation expense related to stock options granted to nonemployees is recognized over the period for which the nonemployee provides services to the Company. During a prior fiscal period, the Company granted options to purchase 4,000,000 shares of common stock to nonemployees with a weighted-average exercise price of $0.00097 per share.
During the years ended December 31, 2013 and 2012, the Company did not grant options to purchase shares of common stock to nonemployees. Compensation expense related to these options during the years ended December 31, 2013 and 2012 was $21,533,000 and $23,148,000, respectively.

6. 2009 Equity Incentive Plan (continued)
The Company believes that the fair value of the stock options is more reliably measurable than the fair value of services received. The fair value of the stock options granted is calculated at each reporting date using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	Year Ended December 31,
	2013	2012
Expected term (in years)	6.7	7.1
Expected volatility	36.8%	36.7%
Risk-free interest rate	1.6%	1.2%
Expected dividend rate	0.0%	0.0%

Total Share-Based Compensation
Total share-based compensation expense related to options granted to employees and nonemployees was allocated as follows (in thousands):

	Year Ended December 31,
	2013	2012
Cost of revenues	$12,319	$2,193
Research and development	70,783	30,971
General and administrative	15,703	5,095
Total share-based compensation expense	$98,805	$38,259

As of December 31, 2013, there was $364,057,000 of unrecognized share-based compensation cost related to stock options granted to employees under the Company’s 2009 Stock Plan. This unrecognized compensation cost is expected to be recognized over a weighted-average period of 3.27 years.

7. 401(k) Plan
The Company has a qualified defined contribution plan under Section 401(k) of the Internal Revenue Code covering eligible employees. Participants may make pretax contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit on pretax contributions under the Code. Although the plan provides for a discretionary employer matching contribution, to date the Company has not made such a contribution on behalf of employees.
8. Income Taxes
The Company has recorded an income tax benefit of the following (in thousands):

	Year Ended December 31,
	2013	2012
Current:
Federal	$433	$972
State	153	(73)
	$586	$899

The significant components of net deferred tax assets were as follows (in thousands):

	December 31,
	2013	2012
Deferred tax assets:
Net operating losses	$5,366	$180
Depreciation and amortization	2	–
Deferred revenue	19,669	11,696
Accruals and reserves	1,829	31
Tax credit	787	81
Deferred share-based compensation	22,458	11,629
Gross deferred tax assets	50,111	23,617

Deferred tax liabilities:
Depreciation and amortization	–	(1)
Gross deferred liabilities	–	(1)
Net deferred tax assets prior to valuation allowance	50,111	23,616
Valuation allowance	(50,111)	(23,616)
Total net deferred tax assets	$—	$—

8. Income Taxes (continued)
Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. The valuation allowance increased by $26,495,000 during the year ended December 31, 2013. Management has recorded a full valuation allowance against net deferred tax assets as it is more likely than not that the assets will not be realized based on the Company’s history of losses.
As of December 31, 2013, the Company had net operating loss carryforwards and research and development credits as follows (in thousands):

	Amount	Expiration Year
Net operating losses, federal	$13,237	2033
Net operating losses, state	14,825	2032
Research and development credits, federal	597	2030
Research and development credits, state	595	Indefinite

Utilization of the net operating losses may be subject to substantial annual limitation due to federal and state ownership change limitations provided by the Internal Revenue Code and similar state provisions. Such annual limitation could result in the expiration of the net operating losses and credits before their utilization.
As of December 31, 2013, the Company has unrecognized tax benefits of $364,000, and the amount that would impact the effective tax rate, before the consideration of the valuation allowance, is $301,000.
It is the Company’s policy to recognize interest and penalties related to income tax matters in income tax expense. As of December 31, 2013, the Company had no accrued interest and penalties related to uncertain tax positions.
The Company does not expect any material changes to the estimated amount of liability associated with its uncertain tax positions within the next 12 months.
The Company files federal and California state income tax returns. For U.S. federal and state income tax purposes, the statute of limitations currently remains open for all years due to the Company’s net operating loss carryforwards. The Company is not currently under examination in any jurisdiction.

9. Subsequent Events
The Company has evaluated subsequent events through June 6, 2014, the date its financial statements were available to be issued.
On January 27, 2014, the Company granted stock options under the 2009 Stock Plan for 4,970,000 shares at an exercise price of $1.09 per share. The aggregate grant date fair value is estimated to be $334,000,000, which will be recognized as expense over the vesting terms, generally four years.
In February 2014, the Company received an offer from Facebook, Inc. (Facebook) to purchase all of the Company’s outstanding stock for approximately $4 billion in cash and 183,865,778 shares of Facebook’s Class A common stock, which was valued at approximately $12,513,905,000 as of the agreement date. The purchase agreement was signed on February 19, 2014. The acquisition is scheduled to be completed sometime in 2014.
In March 2014, the Company sold 3,620,690 shares of Class B common stock at $34.80 per share and raised a total of $126,000,000.
In May 2014, the Company entered into another office facility lease agreement in Mountain View, California. The 120-month lease commences around June 2015. Total rent payable over the lease period is approximately $63,346,000.